UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

BEACON ROOFING SUPPLY, INC.
(Name of Registrant as Specified In Its Charter)

QXO, INC.

BRAD JACOBS

Ihsan Essaid

Matt Fassler

Mark Manduca

Sheree Bargabos

Paul A. Camuti

Karel Czanderna

Jonathan F. Foster

Mauro Gregorio

Michael C. Lenz

Teresa May

Stephen D. Newlin

Joseph W. Reitmeier

Wendy Whiteash

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 4, 2025, QXO, Inc. issued and included on its website, www.qxo.com/beacon, the following press release:

QXO Extends Tender Offer to Acquire Beacon Roofing Supply

GREENWICH, Conn., March 4, 2025 – QXO, Inc. (NYSE: QXO) announced today that it is extending its all-cash tender offer to acquire all outstanding shares of Beacon Roofing Supply, Inc. (Nasdaq: BECN) for $124.25 per share.

The tender offer, which was scheduled to expire at 5:00 p.m. (New York City time) on March 3, 2025, will remain open until 5:00 p.m. (New York City time) on March 10, 2025. QXO is prepared to complete the acquisition shortly after the tender expires, subject to the terms of the offer. The transaction is not dependent on any financing or due diligence conditions, and QXO has obtained antitrust clearance in both the U.S. and Canada.

“Beacon’s chairman, Stuart Randle, recently sold 21% of his shares at $94.80 per share, and CEO Julian Francis sold 10% of his shares at $97.91 per share—yet the Board continues to block its own shareholders from accepting QXO’s $124.25 per share all-cash offer,” said Brad Jacobs, chairman and chief executive officer of QXO. “The Board’s resistance is even more indefensible given Beacon’s weak performance, missing Q4 2024 expectations for revenue, organic growth and EBITDA, while guiding Q1 2025 EBITDA 40% below consensus.”

The full terms, conditions and other details of the tender offer are available in the offering documents filed with the Securities and Exchange Commission. To learn more about QXO’s offer and how it benefits Beacon shareholders, visit www.qxo.com/beacon.

Computershare Trust Company, N.A., the depositary and paying agent for the tender offer, has reported that, as of 5:00 p.m. (New York City time) on March 3, 2025, approximately 11,810,616 shares have been validly tendered and not withdrawn, representing approximately 19.18% of the issued and outstanding shares. Shareholders who have already tendered their Shares do not need to take further action in response to this extension. Beacon shareholders who have not yet tendered their shares are encouraged to do so promptly. For assistance, shareholders may contact Innisfree M&A Incorporated, the information agent for the tender offer, at +1 (888) 750-5834. The level of tendered shares is above expectations at this stage, particularly since the Beacon Board has implemented a shareholder-unfriendly poison pill designed to obstruct the completion of the tender offer.

Secured Financing in Place

QXO has secured full financing commitments from Goldman Sachs, Morgan Stanley, Citi, Crédit Agricole, Wells Fargo and Mizuho. The proceeds from the financing commitments, together with QXO’s cash on hand, will be sufficient to pay 100% of the purchase consideration, any required refinancing of Beacon’s debt, and associated transaction fees and expenses.

Advisors

Morgan Stanley & Co. LLC is acting as lead financial advisor to QXO, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal counsel.

About QXO

QXO provides technology solutions, primarily to clients in the manufacturing, distribution and service sectors. The company provides consulting and professional services, including specialized programming, training and technical support, and develops proprietary software. As a value-added reseller of business application software, QXO offers solutions for accounting, financial reporting, enterprise resource planning, warehouse management systems, customer relationship management, business intelligence and other applications. QXO plans to become a tech-forward leader in the $800 billion building products distribution industry. The company is targeting tens of billions of dollars of annual revenue in the next decade through accretive acquisitions and organic growth. Visit www.qxo.com for more information.

Forward-Looking Statements

This communication contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets, goals, regulatory approval timing and nominating directors are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Such factors include but are not limited to: the ultimate outcome of any possible transaction between QXO, Inc. (“QXO”) and Beacon Roofing Supply, Inc. (“Beacon”), including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any definitive agreement will be materially different from those proposed; uncertainties as to whether Beacon will cooperate with QXO regarding the proposed transaction; the ultimate result should QXO commence a proxy contest for election of directors to Beacon’s Board of Directors; QXO’s ability to consummate the proposed transaction with Beacon; the conditions to the completion of the proposed transaction, including the receipt of any required shareholder approvals and any required regulatory approvals; QXO’s ability to finance the proposed transaction; the substantial indebtedness QXO expects to incur in connection with the proposed transaction and the need to generate sufficient cash flows to service and repay such debt; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; QXO’s ability to retain certain key employees; and general economic conditions that are less favorable than expected. QXO cautions that forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. QXO does not assume any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Important Additional Information and Where to Find It

This communication is for informational purposes only and does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell Beacon securities. QXO and Queen MergerCo, Inc. (the “Purchaser”) filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the “SEC”) on January 27, 2025, and Beacon filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer with the SEC on February 6, 2025. Investors and security holders are urged to carefully read the Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) and the Solicitation/Recommendation Statement as these materials contain important information that investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, Offer to Purchase, Solicitation/Recommendation Statement and related materials are filed with the SEC, and investors and security holders may obtain a free copy of these materials and other documents filed by QXO and Beacon with the SEC at the website maintained by the

SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that QXO and the Purchaser file with the SEC will be made available to all investors and security holders of Beacon free of charge from the information agent for the tender offer: Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, toll-free telephone: +1 (888) 750-5834.

QXO and the other participants intend to file a preliminary proxy statement and accompanying WHITE universal proxy card with the SEC to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2025 Annual Meeting of stockholders of Beacon. QXO strongly advises all stockholders of Beacon to read the preliminary proxy statement, any amendments or supplements to such proxy statement, and other proxy materials filed by QXO with the SEC as they become available because they will contain important information. Such proxy materials will be available at no charge on the SEC’s website at www.sec.gov and at QXO’s website at investors.qxo.com. In addition, the participants in this proxy solicitation will provide copies of the proxy statement, and other relevant documents, without charge, when available, upon request. Requests for copies should be directed to the participants’ proxy solicitor.

Certain Information Concerning the Participants

The participants in the proxy solicitation are anticipated to be QXO, Brad Jacobs, Ihsan Essaid, Matt Fassler, Mark Manduca, Sheree Bargabos, Paul Camuti, Karel Czanderna, Jonathan Foster, Mauro Gregorio, Michael Lenz, Teresa May, Stephen Newlin, Joseph Reitmeier and Wendy Whiteash. As of the date of this communication, QXO owns 100 shares of common stock of Beacon in record name and Ms. Czanderna may be deemed to beneficially own 10 shares of common stock of Beacon held in a trust, for which Ms. Czanderna’s husband serves as trustee. As of the date of this communication, none of the other participants has any direct or indirect interest, by security holdings or otherwise, in Beacon.

Media Contacts

Joe Checkler

joe.checkler@qxo.com
203-609-9650

Steve Lipin / Lauren Odell
Gladstone Place Partners
212-230-5930

Investor Contacts

Mark Manduca

mark.manduca@qxo.com
203-321-3889

Scott Winter / Jonathan Salzberger
Innisfree M&A Incorporated
212-750-5833